AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1999

     SECURITIES AND EXCHANGE COMMISSION     NO. 33-55663
                      WASHINGTON, DC 20549

              Post-Effective Amendment No. 2 to

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        The Stanley Works
      (Exact Name of Registrant as Specified in Its Charter)

                           Connecticut
  (State or Other Jurisdiction of Incorporation or Organization)

                            06-0548860
               (I.R.S. Employer Identification No.)

                        1000 Stanley Drive
                     New Britain, Connecticut           06053
             (Address of Principal Executive Offices) (Zip Code)

                    Stanley Account Value Plan
                     (Full Title of the Plan)

                    Stephen S. Weddle, Esquire
                       The Stanley Works
                       1000 Stanley Drive
                 New Britain, Connecticut 06053
            (Name and Address of Agent For Service)

                         (860) 225-5111
 (Telephone Number, Including Area Code, of Agent For Service)


               CALCULATION OF REGISTRATION FEE **

** No additional registration fee is due because no additional shares are being registered.

     This Registration Statement covers interests in the Plan and additional shares of Common Stock purchased in accordance with and issuable under the Plan. Pursuant to Rule 416(c), this Registration Statement covers an indeterminate number of interests to be offered or sold pursuant to the Plan described herein. This Registration Statement also pertains to Depository Stock Purchase Rights of the Registrant which are attached to the Common Stock.

     This Post-Effective Amendment Number 2 shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.


PAGE 2
                        EXPLANATORY NOTE

     This Post-Effective Amendment No. 2 to Registration Statement No. 33-55663 is being filed in order to include as Exhibits 99.3 and 99.4 certain amendments to the Stanley Account Value Plan that were adopted effective as of January 26, 1999 and April 1, 1999, respectively.

     The contents of Registration Statement No. 33-55663 are hereby incorporated by reference.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS (See Item 9, paragraph 4)

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to the Annual Report on Form 10-K for fiscal year ended January 2, 1999).

     4.2 By-laws (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarter ended July 4, 1998).

     4.3 Indenture, dated as of April 1, 1986 between the Company and State Street Bank and Trust Company, as successor trustee, defining the rights of holders of 7-3/8% Notes Due December 15, 2002 and 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-4344 filed March 27, 1986).

     4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and State Street Bank and Trust Company, as successor trustee (incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

          (a) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit (4)(ii) to Current Report on Form 8-K dated December 7, 1992).

          (b) Certificate of Designated Officers establishing Terms of 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit
(4)(ii)(b) to Annual Report on Form 10-K for the fiscal year ended January 2, 1999).

     4.5 Rights Agreement, dated January 31, 1996 (incorporated by reference to Exhibit (4)(i) to Current Report on Form 8-K dated January 31, 1996).

     4.6
          (a)  Amended and Restated Facility A (364 Day) Credit
Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(iv) to the Annual Report on Form 10-K for the year ended December 28, 1996).



PAGE 3
          (b) Credit Agreement, dated as of October 21, 1998, among the Company, the Lenders named therein and Citibank, N.A. as agent
(incorporated by reference to Exhibit 4(iv)(c) to the Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

     4.7 Amended and Restated Facility B (Five Year) Credit Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(v) to the Annual Report on Form 10-K for the year ended December 28, 1996)

     5.1 Opinion of Tyler Cooper & Alcorn dated September 28, 1994 with respect to the legality of the Common Stock (and associated Stock Purchase Rights) (previously filed with Registration Statement No. 33-55663).

     23.1 Consent of Independent Auditors dated September 23, 1994 (incorporated by reference to Exhibit 5.1).

     23.2 Consent of Tyler Cooper & Alcorn (incorporated by reference to Exhibit 5.1).

     24 Manually signed copy of power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's directors (previously filed with Registration
Statement No. 33-55663).

     28 The Stanley Works 401(k) Savings Plan (previously filed with Registration Statement No. 33-55663, redesignated Exhibit 99.1) (no longer in effect).

     99.1  The Stanley Works 401(k) Savings Plan (previously filed as
Exhibit 28 to Registration Statement No. 33-55663) (no longer in effect).

     99.2 Stanley Account Value Plan (previously known as The Stanley Works 401(k) Savings Plan) (previously filed with Post-Effective
Amendment No. 1 to Registration Statement No. 33-55663).

     99.3 Amendment to Stanley Account Value Plan effective as of
January 26, 1999 (filed herewith).

     99.4 Amendment to Stanley Account Value Plan effective as of
April 1, 1999 (filed herewith).

PAGE 4
                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on June 16, 1999.


                              THE STANLEY WORKS


                              By:/s/ John M. Trani
                                 John M. Trani
                                 Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME                     TITLE                         DATE


/s/ John M. Trani
John M. Trani            Chairman,                     June 16, 1999
                         Chief Executive Officer,
                         and Director


/s/Theresa F. Yerkes
Theresa F. Yerkes        Vice President and Controller June 16, 1999
                         (Chief Financial Officer and
                         Chief Accounting Officer)


/s/   *
Stillman B. Brown        Director                       June 16, 1999


/s/   *
Edgar R. Fielder         Director                       June 16, 1999


/s/   *
James G. Kaiser          Director                       June 16, 1999


/s/   *
Eileen S. Kraus          Director                       June 16, 1999

/s/   *
Hugo E. Uyterhoeven      Director                       June 16, 1999


/s/   *
Walter W. Williams       Director                       June 16, 1999



*  By:/s/ Stephen S. Weddle                             June 16, 1999
      Stephen S. Weddle
      (As Attorney-in-Fact)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Stanley Account Value Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on June 16, 1999.


                         THE STANLEY WORKS
                         (as Plan Administrator)


                         By: /s/ Stephen S. Weddle
                             Stephen S. Weddle
                             Vice President, General Counsel
                             and Secretary



                         EXHIBIT INDEX

                                                                 Exhibit
No.                                                      Page
     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to the Annual Report on Form 10-K for fiscal year ended January 2, 1999).

     4.2 By-laws (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarter ended July 4, 1998).

     4.3 Indenture, dated as of April 1, 1986 between the Company and State Street Bank and Trust Company, as successor trustee, defining the rights of holders of 7-3/8% Notes Due December 15, 2002 and 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit 4(a) to
Registration Statement No. 33-4344 filed March 27, 1986).

     4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and State Street Bank and Trust Company, as successor trustee(incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

          (a) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to
Exhibit (4)(ii) to Current Report on Form 8-K dated December 7, 1992).

          (b) Certificate of Designated Officers establishing Terms of 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit
(4)(ii)(b) to Annual Report on Form 10-K for the fiscal year ended January 2, 1999).

     4.5 Rights Agreement, dated January 31, 1996 (incorporated by reference to Exhibit (4)(i) to Current Report on Form 8-K dated
January 31, 1996).

     4.6
          (a)  Amended and Restated Facility A (364 Day) Credit
Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(iv) to the Annual Report on Form 10-K for the year ended December 28, 1996).

          (b) Credit Agreement, dated as of October 21, 1998, among the Company, the Lenders named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(iv)(c) to the Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

     4.7 Amended and Restated Facility B (Five Year) Credit Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4(v) to the Annual Report on Form 10-K for the year ended December 28, 1996)

     5.1 Opinion of Tyler Cooper & Alcorn dated September 28, 1994 with respect to the legality of the Common Stock (and associated Stock Purchase Rights) (previously filed with Registration Statement No. 33-55663).

     23.1 Consent of Independent Auditors dated September 23, 1994 (incorporated by reference to Exhibit 5.1).

     23.2 Consent of Tyler Cooper & Alcorn (incorporated by reference to Exhibit 5.1).

     24 Manually signed copy of power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's directors (previously filed with Registration
Statement No. 33-55663).

     28 The Stanley Works 401(k) Savings Plan (previously filed with Registration Statement No. 33-55663, redesignated Exhibit 99.1) (no longer in effect).

     99.1  The Stanley Works 401(k) Savings Plan (previously filed as
Exhibit 28 to Registration Statement No. 33-55663) (no longer in effect).

     99.2 Stanley Account Value Plan (previously known as The Stanley Works 401(k) Savings Plan) (previously filed with Post-Effective
Amendment No. 1 to Registration Statement No. 33-55663).

     99.3 Amendment to Stanley Account Value Plan effective as of
January 26, 1999 (filed herewith).

     99.4 Amendment to Stanley Account Value Plan effective as of April 1, 1999 (filed herewith).


                          EXHIBIT 99.3
Amendment to Stanley Account Value Plan effective as of January 26, 1999

                        FIRST AMENDMENT

                             TO THE

                   STANLEY ACCOUNT VALUE PLAN


  THE STANLEY WORKS, a Connecticut corporation with its principal office in New Britain, Connecticut ("The Stanley Works"), has adopted this First Amendment to the Stanley Account Value Plan (the "Plan"), effective January 26, 1999.

  The Plan is amended by adding thereto the following new Appendix C:

                          "APPENDIX C

Temporary Suspension in Certain Participant Initiated Transactions


  Notwithstanding any other provision of the Plan, during the period commencing on January 26, 1999, and ending on March 31, 1999, a Participant will not be permitted to request any of the following transactions under the Plan:

  1. A change in the rate of Elective Deferral Contributions or Employee Contributions, including any election to suspend or to resume such contributions;

  2.  A rollover contribution or direct rollover to the Plan;

  3.  An investment election, fund transfer or fund reallocation;

  4. A discretionary withdrawal of the portion of the Choice Account attributable to after-tax employee contributions transferred on the Participant's behalf from the Retirement Plan;

  5. The taking of a new loan from the Plan or the prepayment of an existing Plan loan; or

  6. Any distribution from the Plan pursuant to the disability, retirement, death or other severance from service of the Participant.

Furthermore, notwithstanding any other provision of the Plan, during the period beginning on January 26, 1999, and ending on March 31, 1999, a Participant will be permitted to request a withdrawal pursuant to
Article 10 to satisfy a financial hardship to the extent that the withdrawal must be taken during such period and the financial hardship meets the standards described in said Article, provided that the value of the Participant's Choice Account as of November 30, 1998 shall be used pursuant to said Article for purposes of determining the value of said Choice Account."

  Dated the 25th day of January, 1999.

                                     THE STANLEY WORKS


                                     /s/ Mark J. Mathieu
                                     Vice President, Human Resources


                          EXHIBIT 99.4
Amendment to Stanley Account Value Plan effective as of April 1, 1999


                        SECOND AMENDMENT

                             TO THE

                   STANLEY ACCOUNT VALUE PLAN


  By resolution of the Finance and Pension Committee of its Board of Directors, THE STANLEY WORKS, a Connecticut corporation with its principal office in New Britain, Connecticut ("The Stanley Works"), has adopted this Second Amendment to the Stanley Account Value Plan, effective April 1, 1999, except as otherwise provided below:

     1.Article 2 is amended by deleting the definition of "Application for Benefits" and substituting therefor the following:

" 'Application for Benefits' means a method prescribed by the Plan Administrator by which an individual may request a distribution, loan or withdrawal permitted under the Plan, including a method utilizing electronic media that is made available by the Plan Administrator in accordance with the terms of the Plan and permitted by the Internal Revenue Service and the Department of Labor."

     1.Article 2 is further amended by deleting the definition of "Closing Price."

     1.Article 2 is further amended by deleting the definition of "Entry Date" and substituting therefor the following:

" 'Entry Date' means the first day of each calendar month."

     1.Article 2 is further amended by adding the following new definition of "Stanley Stock Fund:"

" 'Stanley Stock Fund' means the investment fund available under the Plan, substantially all of the assets of which are invested in shares of Stanley Stock and the assets of which also include certain cash investments."

     1.Article 2 is further amended by deleting the definition of "Suspense Account" and substituting therefor the following, effective as of January 1, 1998:

" 'Suspense Account' means the bookkeeping record of Stanley Stock purchased with the proceeds of an Exempt Loan which has not been allocated to Participants' Accounts."

     1.Article 2 is further amended by deleting the definition of "Valuation Date" and substituting therefor the following:

" 'Valuation Date' means each business day."

     1.Article 3 is amended by deleting said Article in its entirety and substituting therefor the following:

                       "A R T I C L E  3

               Employees Eligible to Participate

Section 3.1 (a)  Every Employee of the Company shall become a
Participant on the Entry Date next following the later of (i) his or her Employment Commencement Date, or (ii) the date on which such individual is employed by the Company as an Employee.

(b) The Plan Administrator shall notify every Employee of his or her eligibility to participate. Subject to Section 3.4, each Participant may elect, under the procedures established by the Plan Administrator, to have a specified portion of his or her Compensation contributed under the Plan as Elective Deferral Contributions and/or Employee Contributions. Such contributions shall commence as soon as administratively practicable following a Participant's election in accordance with the procedures established by the Plan Administrator.

Section 3.2 A Participant who incurs a Break in Service shall again become a Participant on the date on which he or she subsequently becomes an Employee.

Section 3.3 For purposes of this Article, a Leave of Absence under
Article 15 shall be treated as a period of Employment Status.

Section 3.4 Anything herein to the contrary notwithstanding, an Employee who is compensated by the Company on an hourly basis at its National Hand Tools division is not eligible to have Elective Deferral or Employee Contributions made on his or her behalf or to receive Matching Allocations."

     1.Article 4 is amended by deleting Section 4.3 and substituting therefor the following, effective as of January 1, 1998:

"Section 4.3     All Elective Deferral Contributions and Employee
Contributions described in Section 4.2 shall be made by means of payroll deductions. All Elective Deferral Contributions and Employee Contributions shall be paid to the Trustee not later than the fifteenth business day of the month following the month in which such contributions are withheld. The amount of the Elective Deferral Contributions and Employee Contributions credited each month to the Choice Account (in the form of shares of Stanley Stock pursuant to Section 18.4(a)) shall equal the amount of such contributions elected to be made by the Participant for that month pursuant to Sections 4.2(a) and (b)."

          1.Article 4 is further amended by deleting Section 4.4 and substituting therefor the following:

  "Section 4.4   A Participant may, at any time, direct the Plan
Administrator to suspend, resume or change the percentage of his or her Elective Deferral Contributions and/or Employee Contributions. The rate of a Participant's contributions shall be designated in a whole multiple of 1%. Anything herein to the contrary notwithstanding, the Plan Administrator may establish restrictions on the right of the group of Participants who are Highly Compensated Employees to suspend, resume or change the percentage of their Elective Deferral Contributions during a Plan Year and shall communicate any such restrictions to such group of Participants."

          1.Article 7 is amended by deleting Section 7.1(d) and substituting therefor the following:

"(d)   'Eligible rollover distribution' means the distribution under the Plan, or, in the case of a payment described in Section 7.1(a)(ii) under another qualified plan, of all or a portion of the balance to the credit of a distributee, other than: a distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the distributee or the joint lives or joint life expectancy of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; the portion of any distribution that is required to be made under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (other than by reason of the exclusion for net unrealized appreciation of employer securities) and the portion of a hardship distribution that is described in Code Section 401(k)(2)(B)(i)(IV) and received by the distributee prior to his or her attainment of age 59-1/2 or separation from service with the employer maintaining the plan from which the hardship withdrawal is made."

          1.Article 7 is further amended by deleting Section 7.1(b) and substituting therefor the following:

"(b)   For purposes of subsection (a)(i) and (ii), money or property contributed to this Plan must be derived from a plan distribution which constitutes payment within one taxable year of the recipient's entire balance under the plan. Contributions made under subsection (a) may not include amounts contributed on an after-tax basis by the employee to the plan from which the distribution was received, or amounts received by the employee in a distribution attributable to the death of an individual with respect to whom the employee is the beneficiary. The amount of any contribution under subsection (a) which includes proceeds from the sale of property received in a plan distribution may not be greater than the fair market value of the property at the time of sale. Contributions made under subsection (a) must be received by the Trustee on or before the 60th day after the day on which the individual received the distribution."

          1.Article 7 is further amended by deleting Section 7.3 and substituting therefor the following:

"Section 7.3     Under such rules and procedures as the Plan
Administrator may establish, any Employee may make a direct rollover to this Plan of an eligible rollover distribution made after 1992, other than amounts included in such distribution attributable to the death of an individual with respect to whom the Employee is the beneficiary."

          1.Article 7 is further amended by deleting Section 7.5 and substituting therefor the following:

"Section 7.5     In the case of a distribution or withdrawal made under
 this Plan, notwithstanding any other provision of the Plan, a distributee may elect, in accordance with procedures established by the Plan Administrator, that all or a portion of an eligible rollover distribution to be made to the distributee shall instead be distributed in a direct rollover."

          1.Article 8 is amended by deleting Section 8.1 and substituting therefor the following:

"Section 8.1     A Participant's Accounts shall be invested as follows:

     (a) (i) A Participant's Choice Account shall be invested in the Stanley Stock Fund to the extent not reinvested in another investment fund in accordance with an election made by the Participant pursuant to Section 26.3(b) or paragraph (ii).

     (ii) The amount in an individual's Choice Account attributable to Elective Deferral Contributions, Employee Contributions and amounts rolled over or contributed to this Plan in accordance with Article 7, that are contributed to such account as of a date after June 30, 1998, shall be invested at the direction of the individual as provided in
Section 8.2.

(b) The amounts allocated to a Participant's Cornerstone Account shall be invested by an investment manager appointed by the Company pursuant to Section 8.5.

(c) The amounts allocated to a Participant's Auxiliary Account shall be invested as provided in Article 28."

          1.Article 8 is further amended by deleting Section 8.2(a) and substituting therefor the following:

"Section  8.2    (a)  Subject to the provisions of Article 27 governing
investment directions by an Officer, a Participant may, by means of instructions to the Plan Administrator, specify in a whole multiple of 1%, the portion of his or her Choice Account attributable to amounts described in Section 8.1(a)(ii) that is to be invested in any investment fund available under the Plan, including the Stanley Stock Fund. The Plan Administrator shall have sole discretion to determine the investment funds, in addition to the Stanley Stock Fund, available under the Plan and to establish procedures governing investment directions by Participants. Upon receipt of a Participant's instructions, the Plan Administrator shall direct the Trustee and any investment manager appointed under the Trust Agreement to make the investment therein specified. A Participant's investment instructions shall remain in effect until receipt by the Trustee and any investment manager from the Plan Administrator of a further direction changing or revoking the direction then in effect with respect to such Participant. To the extent a Participant does not direct the investment of the relevant portion of his or her Choice Account, either by failing to provide instructions to the Plan Administrator or by revoking any such instructions then in effect, such portion shall be invested in the Stanley Stock Fund.

(b) The Plan Administrator is the fiduciary designated under the Plan for receiving any investment instructions from individuals and, upon the request of any individual who has provided an investment instruction under this section, shall provide a written confirmation of the investment instruction to such individual. The Plan Administrator may from time to time establish rules and procedures for the proper administration of the investment funds available under the Plan and for the direction of investments under this section.

(c) The Plan Administrator shall not be required to comply with any investment instruction if, in its opinion, compliance (i) would result in a prohibited transaction (as defined in ERISA Section 406 or Code
Section 4975), (ii) would result in income taxable to the Plan, (iii) would jeopardize the Plan's tax qualified status under the Code, (iv) could result in a loss greater than the value of the individual's Accounts, or (v) would result, directly or indirectly, in a transaction described in Section 2550.404(c)-1(d)(2)(ii)(E) of the Department of Labor regulations."

          1.Article 8 is further amended by adding the following new subsection (d) at the end of Section 8.3:

"(d)   For purposes of this Section 8.3, the number of shares of Stanley
Stock allocated to a Participant's Accounts shall be the number of shares of Stanley Stock in the Stanley Stock Fund attributable to the Participant's proportionate interest in the Stanley Stock Fund."

          1.Article 9 is amended by deleting Section 9.1 and substituting therefor the following:

"Section 9.1     Subject to Section 18.5(a) which governs the crediting
of dividends paid with respect to certain allocated shares of Stanley Stock, net earnings or losses shall be credited to a Participant's Accounts with respect to the investments attributable to the Accounts. Payments of principal and interest on a loan made to a Participant under
Article 11 shall be credited to the Participant's Choice Account. Anything herein to the contrary notwithstanding, the investment earnings or losses allocated to a Participant's Cornerstone Account as of a Valuation Date shall be determined without regard to any amounts credited to the Cornerstone Account under Section 5.3 as of a date subsequent to the preceding December 31. For purposes of this section, the term "Participant" shall include Retired Participants, Disabled Participants, Terminated Participants and the Beneficiary or Alternate Payee of any of the foregoing."

          1.Article 10 is amended by deleting Section 10.1(c) and substituting therefor the following:

"(c)   To the extent that the withdrawal will be taken from the portion of the Participant's Choice Account that may be transferred to the Retirement Plan to provide the Participant's Contributory Pension Benefit, the written consent of the Participant's spouse, if any, to the withdrawal must be obtained in accordance with the provisions of the Retirement Plan within the 90-day period ending on the date of the withdrawal. The spouse's consent must acknowledge the effect of the withdrawal and must be witnessed by a Plan representative or a notary public. Except for withdrawals for tuition under subsection (a)(ii), a Participant shall not be permitted to submit more than one hardship withdrawal application in any Plan Year."

          1.Article 10 is further amended by deleting Section 10.3 and substituting therefor the following:

"Section 10.3    For purposes of a withdrawal under Section 10.1 or
10.2, the Participant's Choice Account shall be valued as of the Valuation Date on which the Plan Administrator processes the request for withdrawal. Each withdrawal under Section 10.1 shall be derived from the sources of funds listed in Section 10.1(d) pursuant to the order set forth therein and, with respect to each such source, a withdrawal shall be derived first from investments in the Stanley Stock Fund attributable to allocations made as of a date before July 1, 1998 and then on a pro rata basis from all pertinent investment funds. The Plan Administrator shall promptly notify the Trustee of the total dollar amount to be withdrawn and the respective funds from which it shall be withdrawn. The Plan Administrator shall disburse such amount directly to the Participant in cash as soon as practicable."

          1.Article 11 is amended by deleting so much of Section 11.1(b) as precedes paragraph (i) and substituting therefor the following:

"(b)   Subject to Article 27, loans shall be made available from an eligible borrower's vested Choice Account other than the portion attributable to the Net Contributory Pension Benefit and the portion held for such borrower's Alternate Payee under a qualified domestic relations order. A loan may not be taken from any account other than the Choice Account. An individual may obtain a loan from the Plan if the individual is an eligible borrower when the loan is made and the value of the vested portion of the individual's Choice Account equals or exceeds 200% of the borrowed amount. The value of an eligible borrower's vested interest in the Choice Account shall be determined as of the Valuation Date on which the loan administrator processes the loan request. Requests for loans shall be approved or denied, on the basis of the following criteria:"

          1.Article 11 is further amended by deleting Section
11.1(b)(viii) and substituting therefor the following:

     "(viii)     A borrower may have only one loan outstanding at any
time, except to the extent that more than one loan was transferred to this Plan on behalf of the borrower in a transfer or rollover from another qualified retirement plan sponsored by a business acquired by the Company. Subject to Section 11.2(g), the entire outstanding balance of a loan may be prepaid in a lump sum at any time. A borrower who prepays or otherwise pays off a loan may request a new loan at any time after repayment of the prior loan."

          1.Article 11 is further amended by deleting Section 11.1(b)(x) and substituting therefor the following:

     "(x)    Each loan shall be made in cash and shall be taken from
the sources of funds in the borrower's Choice Account in the following order:

                 (A) From an amount equal to the lesser of the borrower's Elective Deferral Contributions or their current value;

                 (B)  From the amount attributable to amounts
contributed or rolled over to this Plan or transferred in a direct trustee-to-trustee transfer from another qualified plan (other than after-tax employee contributions);

                 (C) From the amount attributable to the funds transferred from another qualified plan other than amounts described in
(B) or (G);

                 (D)  From the amount attributable to Matching
Allocations;

                 (E)  From the amount attributable to allocations under
Section 18.4(d);

                 (F)  From the amount attributable to Employee
Contributions; and

                 (G) From the amount attributable to the after-tax employee contribution account transferred to this Plan from the Retirement Plan as of January 1, 1984.

     Each loan shall be derived from the sources of funds listed above pursuant to the order set forth above and, with respect to each such source, a loan shall be derived first from investments in the Stanley Stock Fund attributable to allocations made as of a date before July 1, 1998 and then on a pro rata basis from all pertinent investment funds."

          1.Article 11 is further amended by deleting Section 11.2(a) and substituting therefor the following:

"Section 11.2    (a)  A loan shall be evidenced by a promissory note
(the 'note') payable to the order of the Trust Fund providing for repayment by means of payroll deductions over a stated term, specified in a whole multiple of six months, commencing on the date of the loan."

          1.Article 11 is further amended by deleting Section 11.2(d) and substituting therefor the following:

"(d)   The note shall bear a rate of interest equal to the prime rate as reported in The Wall Street Journal on the first business day of the month in which the loan request is processed."

          1.Article 11 is further amended by deleting Section 11.2(g)(i) and substituting therefor the following:

     "(g)   (i)  Upon the occurrence of an event of default under
paragraph (ii), (iii), (iv) or (v) of subsection (e), the loan administrator may, in its discretion, declare that all amounts outstanding under the note are immediately due and payable in full without the necessity of further notice. In such event, any payments remaining under the note shall be accelerated and the unpaid principal balance and accrued interest under the note shall be immediately due and payable in a single lump sum. The individual may deliver to the loan administrator a check or money order for the entire unpaid principal and accrued interest on or before the last day of the calendar quarter following the calendar quarter in which the borrower's last payment due under the note was made.

          1.Article 11 is further amended by deleting Section 11.3 and substituting therefor the following:

"Section 11.3    (a)  An eligible borrower may apply for a loan in
accordance with the procedures established by the loan administrator. The applicant shall specify the amount of the proposed loan in a whole multiple of $1.00 and shall supply such financial information concerning the applicant as the loan administrator may reasonably require. If the purpose of a proposed loan is relevant to the availability or term of the loan, the applicant must specify the reason for the borrowing.

(b) The loan administrator shall notify the applicant as to whether the loan request has been approved within a reasonable period of time following receipt of the required information.

(c) To the extent that the loan proceeds will be taken from the portion of the eligible borrower's Choice Account that may be transferred to the Retirement Plan to provide the Participant's Contributory Pension Benefit, the written consent of the eligible borrower's spouse, if any, to the loan must be obtained in accordance with the provisions of the Retirement Plan within the 90-day period preceding the date of the loan. The spouse's consent must acknowledge the effect of the loan and must be witnessed by a Plan representative or a notary public.

(d) Notwithstanding any other provision of the Plan, if spousal consent to a loan has been obtained to the extent required under subsection (c), the vested portion of a borrower's Choice Account shall be reduced at the time of the borrower's death or at the time the borrower is entitled to a distribution under the Plan by an amount equal to the then outstanding balance of any loan to the borrower and such reduction shall be treated as a repayment of such loan. If less than 100% of the vested portion of the borrower's Choice Account, determined before the foregoing reduction, is payable to the surviving spouse, the amount payable to such surviving spouse shall be determined after such reduction."

          1.Article 11 is further amended by deleting Section 11.5 and substituting therefor the following:

"Section 11.5    A loan shall be considered an investment of the
borrower's Choice Account which has been directed by the borrower, and payments of principal and interest shall be allocated in the reverse order in which the funds were taken from the Choice Account under
Section 11.1(b). Such payments of principal and interest shall be invested on a pro rata basis in proportion to the investment elections with respect to the borrower's contributions to the Choice Account in effect on the date on which such payments are made, provided that a payment of the loan principal representing the portion of the Choice Account attributable to Matching Allocations or to contributions made prior to July 1, 1998 shall be invested in the Stanley Stock Fund. If no Elective Deferral or Employee Contributions are being made at the time a loan payment is allocated to the borrower's Choice Account, such loan repayment shall be invested in the Stanley Stock Fund."

          1.Article 12 is amended by deleting Section 12.3(b) and substituting therefor the following:

"(b)   After any transfer under subsection (a), the vested portion of the balance of the Retired, Disabled or Terminated Participant's Accounts shall be paid as soon as practicable in a lump sum payment consisting of whole shares of Stanley Stock plus cash equal to the value of any fractional interest in a share of such stock, unless the individual elects to receive cash in lieu of stock. If, as of the date of such distribution, the individual has an outstanding loan under
Article 11, any distribution under this Section 12.3(b) shall include the balance of the note described in Section 11.2 and such distribution shall fully discharge the Plan with respect to the value of the individual's Choice Account attributable to the outstanding loan amount.

(c) Notwithstanding subsection (b), if the entire vested balance of a Retired, Disabled or Terminated Participant exceeds $5,000, no portion of such vested balance may be distributed to such individual in a lump sum before his or her Normal Retirement Date without the individual's consent. The Retired, Disabled or Terminated Participant shall be given the opportunity to elect to receive a distribution at any time following termination of Employment Status by filing an Application for Benefits with the Plan Administrator. An individual who fails to file an Application for Benefits with the Plan Administrator within 90 days following receipt from the Plan Administrator of such application and the information required by Section 14.2 shall be deemed to have elected to defer receipt of a distribution until a subsequent date.
In such event, an Application for Benefits must be made within 90 days before such subsequent distribution date. The vested balance of the individual's Accounts shall be valued as of the later of the Valuation Date on which he or she ceases to have Employment Status or the Valuation Date on which the individual's Application for Benefits (and certification of disability, if applicable) is processed by the Plan Administrator. In no event will distribution of amounts payable from the Plan on behalf of an individual whose Employment Status terminates be deferred beyond the date required by Section 12.4."

          1.Article 12 is further amended by adding the following new subsection (d) at the end of Section 12.4:

"(d) All distributions required under this Section 12.4 shall be made in accordance with Section 401(a)(9) of the Code, which is incorporated herein by this reference, and the Regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 thereof. Distributions required to be made to a Participant under this Section 12.4 while he or she has Employment Status shall be made to the extent required by Section 401(a)(9) of the Code and the Regulations thereunder."

          1.Article 12 is further amended by deleting Section 12.5(a) and substituting therefor the following:

"Section 12.5    (a)  Upon the death before the Benefit Commencement
Date of a Participant with Employment Status, or of a Retired or Disabled Participant, the death benefit payable shall be the total value of the individual's Accounts (including any death benefit payable on such individual's behalf under Article 28). Upon the death before the Benefit Commencement Date of a Participant or Terminated Participant who does not have Employment Status, the death benefit payable shall be the vested portion of the individual's Accounts, which shall include any death benefit payable on his or her behalf under Article 28. The individual's Accounts shall be valued as of the Valuation Date on which the Application for Benefits is processed by the Plan Administrator.
All death benefits payable hereunder shall be paid to the Participant's surviving spouse, if any, pursuant to subsections (a) and (b) unless the surviving spouse consents otherwise in the manner required in subsections (b) and (c).

(b) If the Participant's surviving spouse is entitled to a survivor benefit under the Retirement Plan, a portion of which is attributable to the Participant's vested Contributory Pension Benefit, the amount necessary to provide such survivor benefit shall be transferred by the Trustee from the Participant's Choice Account to the Retirement Plan, unless the surviving spouse has consented in writing to the waiver of the preretirement survivor benefit under the terms of the Retirement Plan. The amount necessary to provide such benefit to the spouse which is to be transferred from the Participant's Choice Account shall equal the lesser of:

     (i) the value as of the date of the transfer of the Contributory Benefit Reserve; or

     (ii) the lump sum actuarial equivalent of the portion of the vested Contributory Pension Benefit which is payable as a survivor benefit to the spouse for life determined as of the date of the transfer in accordance with the provisions of the Retirement Plan. (c) After any transfer under subsection (b), the remaining amount payable on behalf of the Participant shall, subject to Section 12.6, be paid to his or her Beneficiary in the manner provided in Section 12.3(b), as selected by the Beneficiary, within a reasonable time following the Valuation Date but in no event later than the end of the calendar year which includes the fifth anniversary of the Participant's death."

          1.Article 13 is amended by deleting Section 13.3(a) and substituting therefor the following:

"Section 13.3    (a)  A Participant's Vesting Years shall include:

        (i) any employment with The Stanley Works or any other member of the Affiliated Group during the period it is a member of the Affiliated Group;

      (ii) except as otherwise provided in a Plan Specification Schedule, the period of employment with a predecessor employer preceding the Company's acquisition of the business conducted by such employer, whether through the purchase by the Company of all of the outstanding stock of such employer or of all or substantially all of the assets used by such employer in a trade or business; and

     (iii) any period during which the Participant performed services as a Leased Employee or during which he or she would have been a Leased Employee but for failure to satisfy the requirements of paragraph
(a)(ii) of the definition of Leased Employee in Article 2.

A Participant who ceases to have Employment Status on a date that is less than a full year following the most recent anniversary of his or her Employment Commencement Date shall be given vesting credit for each month during such partial year in which he or she had Employment Status. A Participant who incurs a Break in Service shall receive credit for Vesting Years before the Break in Service in accordance with subsection (b)."

          1.Article 13 is further amended by deleting Section 13.4 and substituting therefor the following:

"Section 13.4    (a)  A Terminated Participant who has no vested
interest in an Account described in Section 13.2(a) shall be deemed to have received a lump sum distribution from such Account of $0. Such distribution shall be deemed to have occurred on the date on which such
individual ceases to have Employment Status.   The nonvested portion of
a Terminated Participant's Accounts shall be forfeited upon the earlier of (i) 90 days following the date on which the individual ceases to have Employment Status, or (ii) a distribution or deemed distribution under this Article.

(b) Subject to Section 13.1(b), the vested portion of a Terminated Participant's Accounts shall be valued and distributed as provided in
Article 12. The nonvested portion of his or her Accounts shall be forfeited as provided in subsection (a) and applied as soon as practicable thereafter to satisfy the allocations required under Article 5; provided, however, that such nonvested portion shall be reinstated if the Terminated Participant again becomes an Employee before incurring five consecutive one-year Breaks in Service. If a Terminated Participant described in this Section 13.4(b) returns to Employment Status and is entitled to have the nonvested portion of the Accounts reinstated, the amount forfeited shall be reinstated to the appropriate Accounts from other forfeitures, from shares released from the Suspense Account or from contributions to the Plan not used to make payments under an Exempt Loan. Amounts restored to an individual's Accounts under this section shall not be considered a rollover or a contribution for any purpose under the Plan."

          1.Article 14 is amended by deleting said Article in its entirety and substituting therefor the following:

                       "A R T I C L E  14

                    Application for Benefits

Section 14.1 An Application for Benefits must be filed with the Plan Administrator as provided in this Article after receipt of the information required by Section 14.2(a)(ii) and (iii) and no more than 90 days before the Benefit Commencement Date.

Section 14.2 (a) Not less than 30 and not more than 90 days before an individual's Benefit Commencement Date, the Plan Administrator shall:

     (i)    provide the individual with an Application for Benefits;

     (ii) provide the individual with the approximate vested value of the individual's Accounts and an explanation of the Plan's distribution options; and

     (iii) inform the individual of any right to defer receipt of the distribution and that failure to file an Application for Benefits within the time specified in this Article shall be treated as an election to defer.

If the information required by paragraph (ii) or (iii) is provided to an individual through an electronic medium, upon such individual's request, such information shall be furnished to the individual in writing at no charge.

(b) An individual's Benefit Commencement Date shall not be less than 30 days or more 90 days after the date on which he or she receives the information required by subsection (a)(ii) and (iii). If an individual's Benefit Commencement Date will occur more than 90 days after the date on which he or she receives such information, the Plan Administrator shall again furnish such individual with the information required by subsection (a)(ii) and (iii) so that it is received no
more than 90 days before the Benefit Commencement Date. (c)    Payment
of benefits may be made less than 30 days (but not less than 8 days in the case of an individual on whose behalf amounts may be transferred to the Retirement Plan pursuant to Section 12.3) after an individual's receipt of the information required by subsection (a)(ii) and
(iii) if:

     (i) the Plan Administrator has informed the individual that he or she is entitled, for a period of at least 30 days after receiving such information, to consider whether to elect a distribution (and, if applicable, a particular form of payment); and

     (ii) the individual, after receiving the information, elects to receive a distribution before the end of such 30-day period.

Section 14.4 The Application for Benefits required for the payment of disability benefits under Article 12 must be filed no later than one year following a Participant's loss of Employment Status. In addition, proof of disability in the form of a certification by a licensed physician selected by the Plan Administrator must be filed with the Plan Administrator.

Section 14.5 The Application for Benefits required for the payment of death benefits under Article 12 must be filed by the Beneficiary of a deceased individual or the legal representative of the individual's estate. The Plan Administrator may request such verification of an individual's death as it deems necessary.

Section 14.6 If payment of benefits is to commence to a Terminated Participant under Article 13, an Application for Benefits must be filed with the Plan Administrator within 90 days following the individual's receipt of such application and the information required by Section 14.2(a)(ii) and (iii). Failure to file an Application for Benefits within 90 days following receipt thereof from the Plan

Administrator shall be treated as an election to defer the commencement of benefits until a subsequent date.

Section 14.7 If payment of benefits is to commence to a Retired Participant under Article 12 and the individual fails to file an Application for Benefits within 90 days following receipt of such application and the information required by Section 14.2(a)(ii), the amount to which such individual is entitled shall be paid as provided in Article 12 as soon as practicable.

Section 14.8 The election of a form of payment or the designation of a Beneficiary made in an Application for Benefits may be revised by filing a new Application for Benefits before the Benefit Commencement Date.

Section 14.9 An individual for whom benefits are being held by the Trustee shall keep the Plan Administrator advised of a current mailing address. The Plan Administrator and the Company shall be discharged from any liability resulting from a failure to pay benefits as they become due if reasonable effort has been made to contact the individual at the last address on record.

Section 14.10 The Plan Administrator shall promptly process each Application for Benefits and shall notify the applicant in writing of the action taken regarding his or her Application for Benefits within 90 days following the receipt of such application. In the event of a denial of benefits, the Plan Administrator shall furnish the applicant with a written notification which shall include the reasons for the denial; specific references to the Plan provisions on which the denial is based; a description of any additional material or information necessary for the applicant to perfect the Application for Benefits, including an explanation of why such material or information is necessary; and an explanation of the review procedure set forth in
Section 14.10.

Section 14.11 An applicant who has received a written denial of an Application for Benefits may appeal by filing with the Plan Administrator a written request for review. Such request must be filed within 60 days following the receipt of the written denial. In connection with any request for review, the applicant may at any time review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall notify the applicant of its determination within 60 days following its receipt of the request for review.

Section 14.12 Accounts maintained under the Plan for individuals who cannot be found shall be forfeited and applied as soon as possible to satisfy the allocations under Article 5. If an individual files an Application for Benefits or is located at any time thereafter, an amount equal to the vested portion of the individual's Accounts, adjusted for net earnings and losses, shall be reinstated and distributed in accordance with the terms of the Plan."

          1.Article 18 is amended by deleting Sections 18.3(c) and (d) and substituting therefor the following:

"(c)   under the terms of such loan, the lender shall have no recourse against the Trust Fund except with respect to amounts contributed in cash to the Trust Fund and earnings attributable thereto, from dividends paid on shares of Stanley Stock held in the Trust Fund and any earnings thereon (which may be used to repay a loan under Section 18.4(b)(i) or (ii)) and, to the extent permitted by law, proceeds from the sale of unallocated shares acquired with such loan;

(d) such loan shall be repaid only from amounts loaned to the Trustee and the proceeds of such loan, from amounts contributed in cash to the Trust Fund and earnings attributable thereto, from dividends paid on shares of Stanley Stock held in the Trust Fund and any earnings thereon (which may be used to repay a loan under Section 18.4(b)(i) or (ii)) and, to the extent permitted by law, proceeds from the sale of unallocated shares acquired with such loan;

          1.Article 18 is further amended by deleting Section 18.4(b)
(i) and substituting therefor the following:

     "(i)   cash dividends paid on shares of Stanley Stock allocated to
Participants' Accounts, provided that the amount of dividends attributable to the number of allocated shares of Stanley Stock acquired with an Exempt Loan that is made, or deemed to be made, after August 4, 1989, shall be applied to the payment of that Exempt Loan and not to any other Exempt Loan, and further provided that dividends shall not be used to make payments under an Exempt Loan if the dividends are attributable to contributions made to the Plan in shares of Stanley Stock or are attributable to the investment of contributions that are not to be used to make payments under an Exempt
Loan.   For purposes of this Section 18.4(b)(i), the shares of Stanley
Stock allocated to Participants' Accounts shall be the number of shares of Stanley Stock in the Stanley Stock Fund attributable to the Participants' interests in the Stanley Stock Fund."

          1.Article 18 is further amended by deleting Section 18.5(a) and substituting therefor the following:

"Section 18.5    (a)  If dividends described in Section 18.4(b)(i) are
applied during any month to pay principal and interest under an Exempt Loan, there shall be allocated to the appropriate Accounts of a Participant a number of shares of Stanley Stock having a market value on the date of such allocation equal to the dividend paid with respect to the number of shares of Stanley Stock credited to those Accounts on the record date for such dividend. If the number of shares of Stanley Stock released from the Suspense Account is insufficient to effect the allocation required by the preceding sentence and if there have not been sufficient contributions to acquire the necessary number of shares of Stanley Stock, the Company shall make an additional contribution pursuant to Section 18.5(b) to the Trust Fund in an amount sufficient to effect such allocation. For purposes of this Section 18.5(a), the number of shares of Stanley Stock credited to the Participant's Accounts on the record date shall be the number of shares of Stanley Stock in the Stanley Stock Fund on such date attributable to the Participant's proportionate interest in the Stanley Stock Fund on such date. Following the allocation of shares of Stanley Stock under this Section 18.5(a), such shares, or the proceeds of such shares, shall be invested in the Stanley Stock Fund."

          1.Article 18 is further amended by deleting Section 18.7 and substituting therefor the following:

"Section 18.7    (a)  For purposes of the allocation of Stanley Stock to
Participants' Choice Accounts, Stanley Stock shall be valued at market value on the date of allocation. Shares shall be allocated as soon as practicable after the end of the month with respect to which the shares are credited. Following such allocation of shares of Stanley Stock, such shares, or the proceeds of such shares, whichever is applicable, shall be invested in the Stanley Stock Fund or in another investment fund pursuant to Section 8.1(a).

(b) For purposes of the allocation of Stanley Stock to Participants' Cornerstone Accounts, Stanley Stock shall be valued at market value on the date of allocation. Following such allocation of shares of Stanley Stock, the proceeds of such shares shall be invested pursuant to
Section 8.1(b).

(c) For purposes of the allocation of Stanley Stock to Participants' Auxiliary Accounts, Stanley Stock shall be valued at market value on the date of allocation. Following such allocation of shares of Stanley Stock, the proceeds of such shares shall be invested pursuant to Article 28."

          1.Article 18 is further amended by adding the following sentence at the end of Section 18.8:

"For purposes of this Section 18.8, the shares of Stanley Stock allocated to Participants' Accounts shall be the number of shares of Stanley Stock in the Stanley Stock Fund attributable to the Participants' interests in the Stanley Stock Fund."

          1.Article 18 is further amended by adding the following new
Section 18.11, effective as of January 1, 1998:

"Section 18.11      The Trustee may invest (and withdraw from
investment) all, or any portion of the Trust Fund in a group trust or common trust fund that expressly limits participation to individual retirement accounts which are exempt from tax under Section 408 of the Code and retirement trusts which are exempt from tax under Section 501(a) of the Code pursuant to Section 401(a) of the Code."

          1.Article 26 is amended by deleting Sections 26.3 and 26.4 and substituting therefor the following:

"Section 26.3    (a)  Except as otherwise provided in subsection (b),
for each year in the qualified election period, a qualified Participant may direct that all, or a portion specified in a whole multiple of 20%, of the number of eligible shares determined under Section 26.2 shall be distributed from the Choice Account to the qualified Participant in accordance with Section 26.5.

(b) A distribution under subsection (a) that is to be made to a qualified Participant while he or she has Employment Status and before the date on which he or she attains age 59-1/2 shall not include any amount in the qualified Participant's Choice Account attributable to Elective Deferral Contributions. Moreover, a distribution under subsection (a) that is to be made to a qualified Participant while he or she has Employment Status and before attainment of the Normal Retirement Date shall not include any amounts attributable to his or her Net Contributory Pension Benefit. To the extent that a distribution will be taken from the portion of the qualified Participant's Choice Account that may be transferred to the Retirement Plan to provide the Participant's Contributory Pension Benefit, the written consent of the qualified Participant's spouse, if any, to the distribution must be obtained in accordance with the provisions of the Retirement Plan within the 90-day period preceding the date of the distribution. In the event that the number of eligible shares in the qualified Participant's Choice Account (exclusive of shares attributable to Elective Deferral Contributions and the Net Contributory Pension Benefit) would be insufficient to effect a distribution of the maximum number of such eligible shares that could be elected by the qualified Participant under subsection (a), such qualified Participant shall, in lieu of the right to elect a distribution under such subsection (a), be given the opportunity to direct the investment of eligible shares in any investment fund available under the Plan in accordance with Section 8.2.

Section 26.4 Within the 90 days following the end of each of the five Plan Years in an individual's qualified election period, the Plan Administrator shall notify such individual of his or her right to make an election under Section 26.3(a) or (b). Any such election shall be made in accordance with the procedures established by the Plan Administrator. A qualified Participant shall be permitted to revoke an election and make a new election at any time during such 90 day period. If a qualified Participant fails to file an election within the 90-day period described in this Section 26.4, the portion of such Participant's Choice Account that is subject to such election shall remain invested in the Stanley Stock Fund."

          1.Article 26 is further amended by adding the following new
Section 26.7 at the end thereof:

"Section 26.7    For purposes of this Article 26, the shares of Stanley
Stock allocated to a qualified Participant's Accounts shall be the number of shares of Stanley Stock in the Stanley Stock Fund attributable to the Participant's proportionate interest in the Stanley Stock Fund."

          1.Article 27 is amended by deleting said Article in its entirety and substituting therefor the following:

                       "A R T I C L E 27

        Special Rules Regarding Officers of the Company

Section 27.1 The following definitions shall apply for purposes of this Article:

  (a)  'Cash disposition' means:

                 (i) with respect to this Plan, an election by an Officer to receive (A) a hardship withdrawal under Section 10.1, (B) a discretionary withdrawal under Section 10.2, or (C) a loan under
Article 11, which withdrawal or loan is funded in whole or in part by a disposition of Stanley Stock attributable to the Officer's Choice Account; or

                 (ii) with respect to any other employee benefit plan sponsored by the Company, an election by an Officer under said plan to receive a cash distribution of all or a portion of his or her interest in said plan which distribution is funded in whole or in part by a disposition of Stanley Stock.

(b) 'Discretionary transaction' means either a cash disposition or an intra plan transfer that (i) is not made in connection with the Officer's death, disability, retirement or separation from service with the Company or (ii) is not made pursuant to Section 12.4 or pursuant to an election that is made available under Section 26.3 or that is required to be made available under another provision of the Code.

(c)    'Employee benefit plan' means:

     (i) any employee benefit plan that satisfies the coverage and participation requirements of Sections 410 and 401(a)(26) of the Code, or any successor provisions thereof;

     (ii) an employee benefit plan described in Section 3(36) or 201(2) of ERISA which is operated in conjunction with a plan described in paragraph (c)(i) hereof and which provides only the benefits and contributions that would be provided under said plan described in paragraph (c)(i) hereof but for any benefit or contribution limitations set forth in the Code; or

     (iii) a stock purchase plan that satisfies the coverage and participation requirements of Sections 423(b)(3) and 423(b)(5) of the Code or Section 410 of the Code, or any successor provisions thereof.

(d)    'Intra plan transfer' means:

     (i) an election by an Officer under Section 8.2 either to (A) transfer all or a portion of his or her Choice Account that is invested in the Stanley Stock Fund to an another investment fund available under the Plan, or (B) transfer all or a portion of his or her Choice Account that is not invested in the Stanley Stock Fund to the Stanley Stock Fund; or

     (ii) an election by an Officer under any other employee benefit plan sponsored by the Company either to (A) transfer all or a portion of his or her interest under said plan that is invested in a fund that consists primarily of shares of Stanley Stock to a fund under said plan that does not consist primarily of Stanley Stock, or (B) transfer all or a portion of his or her interest under said plan that is invested in a fund that does not consist primarily of shares of Stanley Stock to a fund under said plan that consists primarily of shares of Stanley Stock.

     Section 27.2 (a) (i) Anything herein to the contrary notwithstanding, in the event of an election by an Officer that effects a discretionary transaction that is either a cash disposition, or an intra plan transfer described in Section 27.1(d)(i)(A) or (d)(ii)(A), such Officer shall be prohibited, for a period of six months from the date on which such election is made, from making an election under
Section 8.2 which would effect a discretionary transaction that is an intra plan transfer described in Section 27.1(d)(i)(B).

     (ii) Anything herein to the contrary notwithstanding, in the event of an election by an Officer that effects a discretionary transaction that is an intra plan transfer described in Section 27.1(d)(i)(B) or (d)(ii)(B), such Officer shall be prohibited, for a period of six months from the date on which such election is made, from making an election under this Plan that would effect a discretionary transaction that is a cash disposition described in Section 27.1(a)(i) or an intra plan transfer described in Section 27.1(d)(i)(A).

Section 27.3 The provisions of this Article are intended to exempt transactions in the Plan by Officers from the operation of Section
16(b) of the Exchange Act pursuant to exemptions provided by rules and regulations as may be promulgated thereunder by the Securities and Exchange Commission, and are intended to apply to the extent that compliance with such rules and regulations is necessary to maintain such exemption, and shall be interpreted in a manner consistent with such intent."

  Dated the 31st day of March, 1999.


                           THE STANLEY WORKS



                           /s/ Mark J. Mathieu
                           Vice President, Human Resources